THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR. AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                                 FUTUREONE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

     This certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Anthony Pintsopoulos (the "Holder's is entitled to subscribe for and purchase ten thousand two hundred sixty (10,260) shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock (as defined below) of Future0ne, Inc., a Nevada corporation (the "Company"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

     As used herein, the term "Common Stock" shall mean the Company's presently authorized common stock, $.001 par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1. TERM OF WARRANT. The purchase right represented by this Warrant with respect to five thousand one hundred thirty (5,130) shares of Common Stock is exercisable, in whole or in part, at any time during the period beginning on the date hereof and ending on the fifth (5th) anniversary of the date hereof. The purchase right (the "Contingent Purchase Right") represented by this Warrant with respect to five thousand one hundred thirty (5,130) shares of Common Stock (the "Contingent Shares' is exercisable, in whole or in part, at any time during the period beginning on the date of a FutureOne Common Stock Conversion or a RMI Stock Conversion as set forth in the 12% Secured Convertible Promissory Note made by the Company to 12 Squared Partners, LLC dated as of October 22, 1999 (the "Promissory Note") and ending on the fifth (5th) anniversary of the date hereof; provided that if only a portion of the principal amount of the Promissory Note is converted, a pro rata number of Contingent Shares shall become exercisable hereunder as a result of such conversion; provided, further, that the calculation of the pro rata number of Contingent Shares that shall become exercisable hereunder shall not take into account, or be contingent upon the conversion of, any accrued interest on the Promissory Note.

     2. WARRANT PRICE. The initial exercise price of this Warrant is $.75 per share, subject to adjustment from time to time pursuant to the provisions of
Section 5 hereof (the "Warrant Price").

     3. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT; EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased (the "Aggregate Exercise Price") either (i) by cash, check or wire transfer, (ii) by Cashless Exercise (as defined below) or (iii) by cancellation by the Holder of indebtedness of the Company to the Holder. The holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment or loan forgiveness otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                         Net Number - (A x B) - (A x C)
                                      -----------------
                                              B

     For purposes of the foregoing formula:

          A = the total number of shares with respect to which this Warrant is then being exercised.

          B = the Market Price as of the date of the Exercise Notice. "Market Price" means, with respect to any security for any date of determination that price which shall be computed as the arithmetic average of the closing bid prices for such security on each of the five (5) consecutive trading days immediately preceding the date of notice requiring suck determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period).

          C = the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company agrees that the shares purchased pursuant to this Section 3 shall be deemed to be issued to the Holder hereof or the designee of the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof or the designee of the Holder hereof within 15-days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares; if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder hereof within such 15-day period.

     4. STOCK FULLY PAID; RESERVATION OF SHARES. All Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock or other security then deliverable upon exercise of this Warrant.

     5. (a) ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK AND PROPERTY RECLASSIFICATIONS. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

          (1) Other or additional stock or other. Securities or property (other than cash) by way of dividend,

          (2) any cash or other property paid or payable out of any source, or

          (3)  other  or  additional  stock  or  other  securities  or  property
     (including  cash)  by  way  of  stock-split,  spin-off,   reclassification,
     combination of shares or similar corporate rearrangement

(other than (x) shares of Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities), then and in each such case a holder, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such holder would hold on the date of such exercise if as of the date hereof (the "Issuance Date's such holder had been the holder of record of the number of shares of Common Stock called for on the fact of this Warrant, and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 5(a) and 5(b).

     (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION AND MERGER. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exorcise of this Warrant) or reclassification of its securities after the Issuance Date, or the Company (or any such other corporation) shill consolidate with or merge into another corporation or entity or convey or exchange all or substantially all its assets to another corporation or entity, then and in each such cast the holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, reclassification, consolidation, merger, conveyance or exchange, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such holder would have bean entitled upon such consummation if each holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 5(a), (b), (c) and (d); in each such case, the terms of this Warrant shall be applicable to the sharps of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (c) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of (x) Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, then and in each such event:

          (1) the Warrant Price then in effect shall be decreased as of the time of the issuance of such additional shares or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date, is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Warrant Exercise Price, shall be adjusted pursuant to this Section 5(c) as of the time of actual payment of such dividends or distributions; and

          (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Warrant Price.

     (d) STOCK SPLIT AND REVERSE STOCK SPLIT. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 5(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

     6. REGISTRATION OF WARRANT SECURITIES. If, at any time commencing on the date hereof and expiring on the sixth (6th) anniversary, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act's, (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Foam S-4, Form S-8 or any successor form thereto), the Company shall give written notice by registered or certified mail at least thirty (30) days prior to the filing of each such registration statement, to the holder of this Warrant and/or any shares of Common Stock issued upon conversion hereof (collectively, "Warrant Securities") of its intention to do so. If holders of the Warrant Securities notify the Company in writing not more than fifteen (15) days after receipt of such notice of their desire to include any such Warrant Securities in such proposed registration statement, the Company shall (subject to the limitations described below) afford such holders of the Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement. Notwithstanding the foregoing, the Company shall have the right at any time after it shall have given written notice of such proposed registration (irrespective of whether a written request for inclusion of any such Warrant Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. The Company shall not be obligated to effect any piggyback registration of Warrant Securities more than one time; provided, however, if the number of Warrant Securities that are to be included in a piggyback registration is reduced pursuant to this Section 6, the Company shall be obligated to effect one additional piggyback registration with respect to the Warrant Securities.

     Notwithstanding the foregoing, if the managing underwriter of any such registered offering advises the Company in writing that the number of securities such holders of Warrant Securities, the Company and any other persons or entities having registration rights (regardless of whether such registration tights were granted on, prior to or subsequent to the date of issuance of this Warrant) intend to include in such offering should, in the managing underwriter's sole discretion, be limited, then the amount of securities to be offered for the account of holders of Warrant Securities, along with the securities of any other persons or entities having registration rights (regardless of whether such registration rights were granted on, prior to or subsequent to the date of issuance of this Warrant), but excluding securities that the Company intends to sell for its own account included in such offering, shall be reduced pro rata to the extent necessary to reduce the aggregate amount of securities proposed to be registered to the aggregate amount recommended by the managing underwriter.

     Each Holder of five percent or more of Common Stock, whose Warrant Securities are covered by a registration statement pursuant to this Section 6, agrees, if requested by the managing underwriter in an underwritten offering, not to effect any public sale or distribution of securities of the same class as the securities included in such registration statement, including a sale pursuant to Rule 144 under the Securities Act of 1933, as amended (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period beginning on the closing date of each underwritten offering made pursuant to such registration statement.

     With respect to any piggyback registration involving Warrant Securities, the Company shall pay all registration expenses in connection with the any such registration but excluding underwriting discounts and commissions, if any, relating to the sale or disposition of Warrant Securities by holders thereof, any transfer tax payable with respect thereto and the fees and expenses of any holder's counsel. The Company shall agree to indemnify the holder of Warrant Securities which are included in a registration statement pursuant hereto substantially to the same extent as the Company agrees to indemnify the underwriters in the underwriting agreement, and the holder of Warrant Securities participating in such offering shall agree to indemnify the Company and any underwriter with respect to information furnished by them for inclusion therein substantially to the same extent as the underwriters have indemnified the Company in the underwriting agreement. Notwithstanding anything to the contrary contained herein, Holder shall be liable under this Section 6 for only that amount as does not exceed the net proceeds to Holder as a result of the sale of Warrant Securities pursuant to such registration statement. The Company will use its best efforts to permit any prospectus used pursuant to a registration statement contemplated hereby to remain effective for a period of not less than ninety (90) days (or, to the extent Holder holds 5% or more of Common Stock and is subject to the terms of a lock-up arrangement or other carve outs requested by the managing underwriter in any such registration, not less than 90 days after the expiration of any such lock-up) from the effective date of the registration statement or amendment thereto in which such prospectus is contained. The Company may require each holder of Warrant Securities, as a condition to registration, to furnish the Company such information regarding such seller and the distribution of such securities as may be required to be included in any registration statement or amendment thereto that the Company may request in writing. To the extent Holder holds five percent or more of Common Stock, Holder shall agree to be bound by the terms of any lock-up arrangements or other covenants requested by the managing underwriter in any such registration and to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, instruments and agreements required under the terms of such underwriting arrangements or otherwise reasonably requested by the Company or the underwriter in connection therewith.

     The Company shall use its best efforts to promptly file all documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     7. NOTICE OF ADJUSTMENTS. Whenever any adjustment is required to be made as provided in Section 5, the Company shall promptly notify the Holder, describing in reasonable detail the adjustment and method of calculation used.

     8. FRACTIONAL SHARES. In the sole discretion of the Company, instead of any fraction of a share which would otherwise be issuable upon exercise of the Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as reasonably determined in good faith by the Hoard of Directors of the Company), at the close of business on the date of exercise.

     9. COMPLIANCE WITH THE ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act or any state securities laws.

     10. MISCELLANEOUS.

     (a) NO RIGHTS AS STOCKHOLDER. Except as otherwise specifically provided herein, no holder of this Warrant, solely by virtue of such holding, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of the shares of Common Stock which the Holder is then entitled to receive upon the due exercise of this Warrant.

     (b) REPLACEMENT. On receipt of an executed Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit B of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

     (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given when delivered or telecopied or, if mailed, when mailed, if sent registered or certified, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

     (d) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflicts of law principles.

     (e) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder shall be enforceable to the fullest extent permitted by law.

     (f) ENTIRE AGREEMENT. This Warrant is intended to be a final expression of agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the Holder and the Company with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Warrant supersedes all prior agreements and understandings between the Holder and the Company with respect to such subject matter.

     IN WITNESS WHEREOF, this Warrant is executed as of the 17th day of December, 1999.

                                        FUTUREONE, INC., a Nevada corporation


                                        By: /s/ Earl J. Carl
                                            ------------------------------------
                                            Name:  Earl J. Carl
                                            Title: President
                                            Date:  January 27, 2000

                                    EXHIBIT A

                               NOTICE OF EXERCISE

T0: FUTUREONE, INC.

     1. The undersigned hereby elects to purchase shares of Common Stock of Future0ne, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full in accordance with the provisions of the following section of the attached Warrant:

               ___  Section 3(i)

               ___  Section 3(ii)

               ___  Section 3(iii)

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                    ----------------------------------------
                                     (Name)

                    ----------------------------------------
                                    (Address)

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned will not offer, sell or otherwise dispose of any such shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities law.


                                        ----------------------------------------
                                        Signature

                                   EXHIBIT B

                           FORM OF AFFIDAVIT OF LOSS

STATE OF       )
               ) ss:
COUNTY OF      )

     The undersigned (hereinafter "Deponent"), being duly sworn, deposes and says that:

     1. Deponent is an adult whose mailing address is:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     2. Deponent is the recipient of a Warrant (the "Warrant") from Future0ne, Inc. (the "Company"), dated as of December 17, 1999 for the purchase of forty-seven thousand five hundred (47,500) shares of Common Stock, par value $.001 per share, of the Company, at an exercise price of $0.75 per share.

     3. The Warrant has been lost, stolen, destroyed or misplaced, under the following circumstances:

     4. The Warrant was not endorsed.

     5. Deponent has made a diligent search for the Warrant, and has been unable to find or recover same, and Deponent was the unconditional owner of the Warrant at the time of loss, and is untitled to the full and exclusive possession thereof; that neither the Warrant nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Warrant.

     6. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new warrant in substitution for the Warrant.

     7. If the Warrant should ever come into the hands, custody or power of the Deponent or the Deponent's representatives, agents or assigns, the Deponent will immediately and without consideration surrender the Warrant to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

     8. The Deponent in its sole discretion shall either (i) indemnify and hold harmless the Company from any claim or demand for payment or reimbursement of my party arising in connection with the subject matter of this Affidavit or (ii) provide the Company with a bond reasonable satisfactory to the Company in form and amount.

Signed, sealed and dated:
                         _________________


                                        ----------------------------------------
                                        Deponent

Sworn to and subscribed before me this
_____ day of _________________, _____


-------------------------------------
Notary Public

                                       B-2